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                                  Exhibit 21.1

                                 SYNOPSYS, INC.

                                  Subsidiaries


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
Name                                                   Jurisdiction of Incorporation
----                                                   -----------------------------
Advanced Test Technologies, Inc.                                   U.S.A.
Apteq Design Systems, Inc.                                         U.S.A.
Archer Systems, Inc.                                               U.S.A.
Chronologic Simulation, Inc.                                       U.S.A.
Cida Technology, Inc.                                              U.S.A.
Eagle Design Automation, Inc.                                      U.S.A.
Electronic Design Automation Services Europe                       Netherlands
Epic International, Inc.                                           U.S.A.
Everest Design Automation, Inc.                                    U.S.A.
Gambit Automated Design, Inc.                                      U.S.A.
Maude Avenue Land Corporation                                      U.S.A.
Nihon Synopsys KK                                                  Japan
Quad Design Technology, Inc.                                       U.S.A.
Radiant Design Tools, Inc.                                         U.S.A.
Silerity, Inc.                                                     U.S.A.
SNPS Israel Limited                                                Israel
Stanza Systems, Inc.                                               U.S.A.
Sunrise Test Systems, Inc.                                         U.S.A.
Synopsys (India) EDA Software Private Limited                      India
Synopsys (India) Private Limited                                   India
Synopsys (Northern Europe) Limited                                 United Kingdom
Synopsys (Singapore) Private Limited                               Singapore
Synopsys Consulting SARL                                           France
Synopsys Denmark ApS                                               Denmark
Synopsys Finland OY                                                Finland
Synopsys GmbH                                                      Germany
Synopsys Holding Co.                                               U.S.A.
Synopsys International Limited                                     Ireland
Synopsys International, Inc.                                       Barbados
Synopsys Ireland Limited                                           Ireland
Synopsys Ireland Resources                                         Ireland
Synopsys Italia, SRL                                               Italy
Synopsys Korea, Y.H.                                               Korea
Synopsys Leasing Company                                           U.S.A.
Synopsys Leda SARL                                                 France
Synopsys SARL                                                      France
Synopsys Scandinavia AB                                            Sweden
Synopsys Services SARL                                             France
Synopsys Taiwan Limited                                            Taiwan
Systems Science, Inc.                                              U.S.A.
The CAE Company                                                    Netherlands
The Silicon Group, Inc.                                            U.S.A.
Viewlogic Asia Corporation                                         U.S.A.
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